EXHIBIT 23.1



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this 1997 Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-83378, 333-34313).



                                    ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 27, 1998